EXHIBIT 2
AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization ("the Agreement"), dated as of the 10th day of April, 2002, by and between EXCEL Publishing, Inc., a Nevada corporation ("EXCEL") and FULLCIRCLE Registry, Inc., a Delaware corporation ("FULLCIRCLE") and the shareholders of FULLCIRCLE ("Shareholders"), with reference to the following:

A. EXCEL is a Nevada corporation organized on June 7, 2000. EXCEL has authorized capital stock of 50,000,000 common shares and 5,000,000 preferred shares, $.001 par value, of which 11,300,000 common shares are issued and outstanding and no preferred shares are issued and outstanding.

B. FULLCIRCLE is a privately held corporation organized under the laws of the State of Delaware on January 20, 2000. FULLCIRCLE has authorized capital stock of 12,500 common shares, $.001 par value, of which 12,500 shares are issued and outstanding.

C. The respective Boards of Directors of EXCEL and FULLCIRCLE have deemed it advisable and in the best interests of EXCEL and FULLCIRCLE that FULLCIRCLE be acquired by EXCEL, pursuant to the terms and conditions set forth in this Agreement.

D. EXCEL and FULLCIRCLE propose to enter into this Agreement which provides among other things that all of the outstanding shares of FULLCIRCLE be acquired by EXCEL, in exchange for 12,000,000 shares of EXCEL and such additional items as more fully described in the Agreement.

E. The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

THE ACQUISITION

1.01 At the Closing, a total of 12,500 common shares, which represents all of the outstanding shares of FULLCIRCLE shall be acquired by EXCEL in exchange for 12,000,000 restricted common shares of EXCEL (the "Shares"). The Shares of EXCEL to be issued in this transaction shall be issued as set forth in Exhibit A to this Agreement.

At the Closing, the FULLCIRCLE shareholders will deliver certificates for the outstanding shares of FULLCIRCLE, duly endorsed so as to make EXCEL the sole holder thereof, free and clear of all claims and encumbrances and EXCEL shall deliver a transmittal letter directed to the transfer agent of EXCEL directing the issuance of the Shares to the shareholders of FULLCIRCLE as set forth on Exhibit A of this Agreement.

Following the reorganization there will be a total of 12,700,000 common shares, $.001 par value, issued and outstanding in EXCEL and no preferred shares will be issued and outstanding.

Following the reorganization, FULLCIRCLE will be a wholly owned subsidiary of EXCEL.

ARTICLE 2

THE CLOSING

2.01 The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 609 Judge Building, 8 East Broadway, Salt Lake City, UT 84111 on or before April 15, 2002, (the "Closing Date") or at such other place or date and time as may be agreed to in writing by the parties hereto.

The following conditions are a part of this Agreement and must be completed on the Closing Date, or such other date specified by the parties:

(a) Alec G. Stone, James A. Reskin, George Harman, Steven Whitten and three additional board seats to be filled by shareholders of FULLCIRCLE will be appointed to, and shall be the sole members of, the Board of Directors of EXCEL. Steven L. White shall resign as a director of EXCEL.

(b) Steven L. White, who is currently the sole officer, will resign as an officer of EXCEL and James A. Reskin will be appointed as President, George Harman as Secretary and James A. Reskin as Treasurer.

(c) EXCEL will obtain the necessary approval and amend its Articles of Incorporation to change the name of the Company to FULLCIRCLE REGISTRY, INC., or such similar name as is available in the State of Nevada.

(d) EXCEL shall affect a fifteen to one reverse split of its issued and outstanding common stock and cancel such stock as necessary as to make the total issued and outstanding 12,700,000 following the reverse split and acquisition of FULLCIRCLE.

(e) At closing, certain EXCEL shareholders will surrender 450,000 shares in exchange for 396,667 newly issued (restricted) shares of common stock of EXCEL.

(f) FULLCIRCLE agrees to pay up to $10,000.00 in legal fees related to the preparation of this Agreement and related documents and filings.

(g) FULLCIRCLE agrees to submit the appropriate application and fees to have the Company listed in Standard & Poors following the Closing of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF EXCEL

EXCEL hereby represents and warrants to FULLCIRCLE as follows:

2.01 EXCEL shall deliver to FULLCIRCLE, on or before Closing, each of the following:

(a) Financial Statements. Audited financial statements of EXCEL including, but not limited to, balance sheets and profit and loss statements from the fiscal years ended December 2000 and 2001, prepared in accordance with generally accepted accounting principles and which fairly present the financial condition of EXCEL at the dates thereof. (Schedule A)

(b) Property. An accurate list and description of all property, real or personal, owned by EXCEL of a value equal to or greater than $1,000.00. (Schedule B.)

(c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule A. (Schedule C.) A complete and accurate list of all debts, liabilities and obligations of EXCEL incurred or owing as of the date of this Agreement. (Schedule C.1.)

(d) Leases and Contracts. A complete and accurate list describing all material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which EXCEL is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by EXCEL (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended September 30, 2001, or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule D.)

(e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of EXCEL for the repayment of borrowed money. (Schedule E.)

(f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule F.)

(g) Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of EXCEL together with all amendments thereto to the date hereof. (Schedule G.)

(h) Shareholders. A complete list of all persons or entities holding capital stock of EXCEL (as certified by EXCEL's transfer agent) or any rights to subscribe for, acquire, or receive shares of the capital stock of EXCEL (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule H.)

(i) Officers and Directors. A complete and current list of all Officers and Directors of EXCEL, each of whom shall resign effective as of the Closing Date. (Schedule I.)

(j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate for each present employee of EXCEL who received $1,000.00 or more in aggregate compensation from EXCEL whether in salary, bonus or otherwise, during the year 2001, or who is presently scheduled to receive from EXCEL a salary in excess of $1,000.00 during the year ending December 31, 2002, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. All such employees are "at will" employees of EXCEL. (Schedule J.)

(k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of EXCEL threatened, which may materially and adversely affect EXCEL. (Schedule K.)

(l) Tax Returns. Accurate copies of all Federal and State tax returns for EXCEL for the last fiscal year. (Schedule L.)

(m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by EXCEL under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last fiscal year. (Schedule M.)

(n) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which EXCEL has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule N.)

(o) Jurisdictions Where Qualified. A list of all jurisdictions wherein EXCEL is qualified to do business and is in good standing. (Schedule O.)

(p) Subsidiaries. A complete list of all subsidiaries of EXCEL. (Schedule P.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which EXCEL has an interest, direct or indirect.

(q) Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of EXCEL, if any. (Schedule Q.)

(r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which EXCEL may have, other than those listed in the schedule on Union Matters. (Schedule R.)

(s) Employee Benefit Plans. Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of EXCEL in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule S.)

(t) Insurance Policies. A complete and accurate list (in all material respects) and a description of all material insurance policies naming EXCEL as an insured or beneficiary or as a loss payable payee or for which EXCEL has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by EXCEL regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming EXCEL as beneficiary covering the business activities of EXCEL. (Schedule T.)

(u) Customers. A complete and accurate list (in all material respects) of the customers of EXCEL, including presently effective contracts of EXCEL to be assigned to EXCEL, accounting for the principle revenues of EXCEL, indicating the dollar amounts of gross income of each such customer for the period ended December 31, 2001. (Schedule U.)

(v) Licenses and Permits. A complete list of all licenses, permits and other authorizations of EXCEL. (Schedule V.)

3.02 Organization, Standing and Power. EXCEL is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

(2)1 Qualification. EXCEL is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations where in each jurisdiction the failure to qualify would have a material adverse effect on EXCEL or its business operations. Such jurisdictions, which are the only jurisdictions in which EXCEL is duly qualified and licensed as a foreign corporation, are shown in Schedule O.

(3)1 Capitalization of EXCEL. The authorized capital stock of EXCEL consists of 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, $.001 par value, of which the only shares issued and outstanding shall be 11,300,000 common shares issued to shareholders listed on Schedule H, which shares were duly authorized, validly issued and fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act") and any relevant state securities laws or pursuant to valid exemptions therefrom.. There are no preemptive rights with respect to the EXCEL stock. There is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of EXCEL.

(4)1 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of EXCEL. This Agreement constitutes the valid and binding obligation of EXCEL enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by EXCEL and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of EXCEL's Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which EXCEL is a party or bound by.

(5)1 Absence of Undisclosed Liabilities. EXCEL has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto. As of the Closing, EXCEL shall have no assets or liabilities other than those resulting from the acquisition of FULLCIRCLE.

(6)1 Absence of Changes. Since December 31, 2001 there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of EXCEL, except for changes resulting from completion of those transactions described in Section 2.02(e) and Section 5.01

(7)1 Tax Matters. All taxes and other assessments and levies which EXCEL is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by EXCEL in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by EXCEL income or business prior to the Closing Date.

(8)1 Options, Warrants, etc. Except as otherwise described in Schedule H, there are no outstanding options, warrants, calls, commitments or agreements of any character to which EXCEL or its shareholders are a party or by which EXCEL or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of EXCEL or any securities representing the right to purchase or otherwise receive any such capital stock of EXCEL.

2.10 Title to Assets. Except for liens set forth in Schedule C, EXCEL is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

2.11 Agreements in Force and Effect. Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which EXCEL is a party are valid and in full force and effect on the date hereof, and EXCEL has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of EXCEL.

2.12 Legal Proceedings, Etc. Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either EXCEL or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of EXCEL. EXCEL has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

2.13 Governmental Regulation. To the knowledge of EXCEL and except as set forth in Schedule K, EXCEL is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of EXCEL.

2.14 Brokers and Finders. EXCEL shall be solely responsible for payment to any broker or finder retained by EXCEL for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein. EXCEL has not agreed to pay any fees or commissions to any party.

2.15 Accuracy of Information. No representation or warranty by EXCEL contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to FULLCIRCLE pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

2.16 Subsidiaries. Except as listed in Schedule P, EXCEL does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

2.17 Consents. Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by EXCEL or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

2.18 Improper Payments. Neither EXCEL, nor any person acting on behalf of EXCEL has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of EXCEL (b) any customer, supplier or competitor of EXCEL or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for EXCEL or (c) any political party or any candidate for elective political office nor has any fund or other asset of EXCEL been maintained that was not fully and accurately recorded on the books of account of EXCEL.

2.19 Copies of Documents. EXCEL has made available for inspection and copying by FULLCIRCLE and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by EXCEL with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, to the best knowledge of the Board of Directors of EXCEL, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of EXCEL or adversely effect the objectives of this Agreement with respect to FULLCIRCLE including, but not limited to, the issuance and subsequent trading of the shares of common stock of EXCEL to be received hereby, subject to compliance by the shareholders of FULLCIRCLE with applicable law.

2.20 Valid Issuance of Securities. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

2.21 Related Party Transactions. No employee, officer or director of EXCEL or member of his or her immediate family is indebted to EXCEL, nor is EXCEL indebted (or committed to make loans or extend or guarantee credit) to any of them. No member of the immediate family of any officer or director of EXCEL is directly or indirectly interested in any material contract with EXCEL.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF

FULLCIRCLE

FULLCIRCLE hereby represents and warrants to EXCEL as follows:

4.01 FULLCIRCLE shall deliver to EXCEL, on or before Closing, the following:

(a) Financial Statements. Financial statements of FULLCIRCLE certified by an officer of FULLCIRCLE as true correct and complete including, but not limited to, balance sheets and profit and loss statements from the fiscal years ended December 2000 and 2001, prepared in accordance with generally accepted accounting principles and which fairly present the financial condition of FULLCIRCLE at the dates thereof. Audited financial statements as of December 2000 and 2001 to be delivered within 60 days from Closing. (Schedule AA)

(b) Property. An accurate list and description of all property, real or personal owned by FULLCIRCLE of a value equal to or greater than $1,000.00. (Schedule BB)

(c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule AA. (Schedule CC.) A complete and accurate list of all debts, liabilities and obligations of FULLCIRCLE incurred or owing as of the date of this Agreement. (Schedule CC.1.)

(d) Leases and Contracts. A complete and accurate list describing all material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which FULLCIRCLE is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by FULLCIRCLE (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2001 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule DD.)

(e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of FULLCIRCLE for the repayment of borrowed money. (Schedule EE.)

(f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule FF.)

(g) Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of FULLCIRCLE, together with all amendments thereto to the date hereof. (Schedule GG.)

(h) Shareholders. A complete list of all persons or entities holding capital stock of FULLCIRCLE or any rights to subscribe for, acquire, or receive shares of the capital stock of FULLCIRCLE (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule HH.)

(i) Officers and Directors. A complete and current list of all officers and Directors of FULLCIRCLE. (Schedule II.)

(j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate or each present employee of FULLCIRCLE who received $1,000 or more in aggregate compensation from FULLCIRCLE whether in salary, bonus or otherwise, who is presently scheduled to receive from FULLCIRCLE a salary in excess of $1,000.00 during the year ending December 31, 2002, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule JJ.)

(k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of FULLCIRCLE threatened, which may materially and adversely affect FULLCIRCLE. (Schedule KK.)

(l) Tax Returns. Accurate copies of all Federal and State tax returns for FULLCIRCLE, if any. (Schedule LL.)

(m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by FULLCIRCLE under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local). (Schedule MM.)

(n) A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which FULLCIRCLE has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule NN.)

(o) Jurisdictions Where Qualified. A list of all jurisdictions wherein FULLCIRCLE is qualified to do business and is in good standing. (Schedule OO.)

(p) Subsidiaries. A complete list of all subsidiaries of FULLCIRCLE. (Schedule PP.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which FULLCIRCLE has an interest, direct or indirect.

(q) Union Matters. An accurate list and description (in all material respects of union contracts and collective bargaining agreements of FULLCIRCLE, if any. (Schedule QQ.)

(r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which FULLCIRCLE may have, other than those listed in the schedule on Union Matters. (Schedule RR.)

(s) Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of FULLCIRCLE in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule SS.)

(t) Insurance Policies. A complete and accurate list (in all material respects) and description of all material insurance policies naming FULLCIRCLE as an insured or beneficiary or as a loss payable payee or for which FULLCIRCLE has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by FULLCIRCLE regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming FULLCIRCLE as beneficiary covering the business activities of FULLCIRCLE. (Schedule TT.)

(u) Customers. A complete and accurate list (in all material respects) of the customers of FULLCIRCLE, including all presently effective contracts of FULLCIRCLE to be assigned to FULLCIRCLE, accounting for the principle revenues of FULLCIRCLE, indicating the dollar amounts of gross revenues of each such customer for the period ended as of a recent date. (Schedule UU.)

(v) Licenses and Permits. A complete list of all licenses, permits and other authorizations of FULLCIRCLE. (Schedule VV.

3.02 Organization, Standing and Power. FULLCIRCLE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

3.03 Qualification. FULLCIRCLE is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations where in each jurisdiction the failure to qualify would have a material adverse effect on FULLCIRCLE or its business operations. Such jurisdictions, which are the only jurisdictions in which FULLCIRCLE is duly qualified and licensed as a foreign corporation, is shown in Schedule OO.

3.04 Capitalization of FULLCIRCLE. The authorized capital stock of FULLCIRCLE consists of 12,500 common shares of Common Stock, $.001 par value per share, of which the only shares issued and outstanding are 12,500 shares issued to the shareholders listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the FULLCIRCLE stock.

3.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of FULLCIRCLE. This Agreement constitutes the valid and binding obligation of FULLCIRCLE, enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by FULLCIRCLE and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of FULLCIRCLE 's Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which FULLCIRCLE is a party or bound.

3.06 Absence of Undisclosed Liabilities. FULLCIRCLE has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

3.07 Absence of Changes. Since inception, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of FULLCIRCLE , except for changes resulting from completion of those transactions described in Section 5.02.

3.08 Tax Matters. All taxes and other assessments and levies which FULLCIRCLE is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by FULLCIRCLE in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by FULLCIRCLE income or business prior to the Closing Date.

3.09 Options, Warrants, etc. Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, commitments or agreements of any character to which FULLCIRCLE or its shareholders are a party or by which FULLCIRCLE or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of FULLCIRCLE or any securities representing the right to purchase or otherwise receive any such capital stock of FULLCIRCLE.

3.10 Title to Assets. Except for liens set forth in Schedule CC, FULLCIRCLE is the sole and unconditional owner of, with good and marketable title to, all the assets and patents listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

3.11 Agreements in Force and Effect. Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which FULLCIRCLE is a party are valid and in full force and effect on the date hereof, and FULLCIRCLE has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of FULLCIRCLE.

3.12 Legal Proceedings, Etc. Except as set forth in Schedule KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or to the knowledge of FULLCIRCLE, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of FULLCIRCLE. FULLCIRCLE has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

3.13 Governmental Regulation. To the knowledge of FULLCIRCLE and except as set forth in Schedule KK, FULLCIRCLE is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of FULLCIRCLE.

3.14 Broker and Finders. FULLCIRCLE shall be solely responsible for payment to any broker or finder retained by FULLCIRCLE for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

3.15 Accuracy of Information. No representation or warranty by FULLCIRCLE contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to EXCEL pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

3.16 Subsidiaries. Except as listed in Schedule PP, FULLCIRCLE does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

3.17 Consents. Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by FULLCIRCLE or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

3.18 Improper Payments. No person acting on behalf of FULLCIRCLE has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of FULLCIRCLE , or (b) any political party or any candidate for elective political office, nor has any fund or other asset of FULLCIRCLE been maintained that was not fully and accurately recorded on the books of account of FULLCIRCLE.

3.19 Copies of Documents. FULLCIRCLE has made available for inspection and copying by EXCEL and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental to the terms and conditions contained in this Agreement. Furthermore, all filings by FULLCIRCLE with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of FULLCIRCLE or adversely affect the objectives of this Agreement.

3.20 Investment Intent of Shareholders. Each shareholder of FULLCIRCLE represents and warrants to EXCEL that the shares of EXCEL being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

ARTICLE 5

CONDUCT AND TRANSACTIONS PRIOR TO THE

EFFECTIVE TIME OF THE ACQUISITION

4.01 Conduct and Transactions of EXCEL. During the period from the date hereof to the date of Closing, EXCEL shall:

(a) Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns required to be filed and paying all taxes due;

(b) Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities.

EXCEL shall not during such period, except in the ordinary course of business, without the prior written consent of FULLCIRCLE :

(a) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

(b) Except as set forth in paragraph 5.01(c) above, declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(c) Except as set forth in paragraph 5.01(d) above, issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

(d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

(e) Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

(f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

(g) Make any material change in its insurance coverage;

(h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts,

(i) Enter into any agreement or make any commitment to any labor union or organization;

(j) Make any capital expenditures.

10.01 Conduct and Transactions of FULLCIRCLE . During the period from the date hereof to the date of Closing, FULLCIRCLE shall:

(a) Obtain an investment letter from each shareholder of FULLCIRCLE in a form substantially like that attached hereto as Exhibit B.

(b) Conduct the operations of FULLCIRCLE in the ordinary course of business.

FULLCIRCLE shall not during such period, except in the ordinary course of business, without the prior written consent of EXCEL:

(a) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of the properties or assets of FULLCIRCLE;

(b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(c) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

(d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

(e) Except as otherwise contemplated and required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

(f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

(g) Make any material change in its insurance coverage;

(h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

(i) Enter into any agreement or make any commitment to any labor union or organization;

(j) Make any material capital expenditures in excess of $1,000.00.

(k) Allow any of the foregoing actions to be taken by any subsidiary of FULLCIRCLE.

(l)

ARTICLE 6

RIGHTS OF INSPECTION

5.01 During the period from the date of this Agreement to the date of Closing of the acquisition, EXCEL and FULLCIRCLE agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of EXCEL or FULLCIRCLE, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder. In the event of termination of this Agreement, EXCEL and FULLCIRCLE will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

ARTICLE 7

CONDITIONS TO CLOSING

6.01 Conditions to Obligations of FULLCIRCLE. The obligation of FULLCIRCLE to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by FULLCIRCLE.

(a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by EXCEL which in the opinion of FULLCIRCLE would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of EXCEL set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b) Performance of Obligations. EXCEL shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and EXCEL shall have complied in all material respects with the course of conduct required by this Agreement.

(c) Corporate Action. EXCEL shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for FULLCIRCLE that EXCEL has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(d) Consents. Execution of this Agreement by the shareholders of FULLCIRCLE and any consents necessary for or approval of any party listed on any Schedule delivered by EXCEL whose consent or approval is required pursuant thereto shall have been obtained.

(e) Financial Statements. FULLCIRCLE shall have been furnished with audited financial statements of EXCEL including, but not limited to, balance sheets and profit and loss statements from fiscal years ended December 31, 2000 and 2001. Such financial statements shall have been prepared in conformity with generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of EXCEL as of December 31, 2001.

(f) Statutory Requirements. All statutory requirements for the valid consummation by EXCEL of the transactions contemplated by this Agreement shall have been fulfilled.

(g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by EXCEL for consummation of the transactions contemplated by this Agreement shall have been obtained.

(h) Changes in Financial Condition of EXCEL. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of EXCEL, except expenditures in furtherance of this Agreement.

(i) Absence of Pending Litigation. EXCEL is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

(j) Authorization for Issuance of Stock. FULLCIRCLE shall have received in form and substance satisfactory to counsel for FULLCIRCLE a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of EXCEL to issue stock certificates representing ownership of EXCEL common stock to FULLCIRCLE shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

10.01 Conditions to Obligations of EXCEL. The obligation of EXCEL to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by EXCEL.

(a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by FULLCIRCLE, which in the opinion of EXCEL, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of FULLCIRCLE set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b) Performance of Obligations. FULLCIRCLE shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and FULLCIRCLE shall have complied in all respects with the course of conduct required by this Agreement.

(c) Corporate Action. FULLCIRCLE shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for EXCEL that FULLCIRCLE has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(d) Consents. Any consents necessary for or approval of any party listed on any Schedule delivered by FULLCIRCLE, whose consent or approval is required pursuant thereto, shall have been obtained.

(e) Financial Statements. EXCEL shall have been furnished with financial statements of FULLCIRCLE certified by an officer of FULLCIRCLE as true correct and complete including, but not limited to, balance sheets and profit and loss statements from the fiscal years ended December 2000 and 2001, prepared in accordance with generally accepted accounting principles and which fairly present the financial condition of FULLCIRCLE at the dates thereof. Audited financial statements as of December 2000 and 2001 to be delivered within 60 days from Closing.

(f) Statutory Requirements. All statutory requirements for the valid consummation by FULLCIRCLE of the transactions contemplated by this Agreement shall have been fulfilled.

(g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by FULLCIRCLE for consummation of the transactions contemplated by this Agreement shall have been obtained.

(h) Employment Agreements. Existing FULLCIRCLE employment agreements will have been delivered to counsel for EXCEL.

(i) Changes in Financial Condition of FULLCIRCLE. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of FULLCIRCLE, except expenditures in furtherance of this Agreement.

(j) Absence of Pending Litigation. FULLCIRCLE is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

(k) Shareholder Approval. The FULLCIRCLE shareholders shall have approved the Agreement and Plan of Reorganization.

ARTICLE 8

MATTERS SUBSEQUENT TO CLOSING

7.01 Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

ARTICLE 9

NATURE AND SURVIVAL OF REPRESENTATIONS

8.01 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by EXCEL or FULLCIRCLE pursuant hereto, or otherwise adopted by EXCEL, by its written approval, or by FULLCIRCLE by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by EXCEL or FULLCIRCLE as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.

ARTICLE 10

TERMINATION OF AGREEMENT AND ABANDONMENT OF REORGANIZATION

9.01 Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

(a) By mutual written consent of the Boards of Directors of EXCEL and FULLCIRCLE.

(b) By the Board of Directors of EXCEL if any of the conditions set forth in Section 7.02 shall not have been satisfied by the Closing Date.

(c) By the Board of Directors of FULLCIRCLE if any of the conditions set forth in Section 7.01 shall not have been satisfied by the Closing Date.

3.01 Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

ARTICLE 11

EXCHANGE OF SHARES; FRACTIONAL SHARES

10.01 Exchange of Shares. At the Closing, EXCEL shall issue a letter to the transfer agent of EXCEL with a copy of the resolution of the Board of Directors of EXCEL authorizing and directing the issuance of EXCEL shares as set forth on Exhibit A to this Agreement.

10.02 Restrictions on Shares Issued to FULLCIRCLE . Due to the fact that FULLCIRCLE will receive shares of EXCEL common stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of EXCEL will contain the following legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that such registration is not required.

ARTICLE 12

MISCELLANEOUS

11.01 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada excluding the conflicts of laws.

11.02 Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

If to "EXCEL"	If to "FULLCIRCLE"
Mr. Steven L. White 2250 West Center Springville, UT 84663	Mr. James A. Reskin, CEO PNC Plaza, Suite 2310 500 West Jefferson Street Louisville, KY 40202
With copies to:	With copies to:
Cletha A. Walstrand, Esq 609 Judge Building 8 East Broadway Salt Lake City, UT 84111	Cletha A. Walstrand, Esq 609 Judge Building 8 East Broadway Salt Lake City, UT 84111

11.03 Amendment and Waiver. The parties hereby may, by mutual agreement in writing signed by each party, amend this Agreement in any respect. Any term or provision of this Agreement may be waived in writing signed by an authorized officer at any time by the party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:

(a) Extend the time for the performance of any of the obligations of the other;

(b) Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

(c) Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

(d) Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement.

Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 12.03 shall be valid if authorized or ratified by the Board of Directors of such party.

4.01 Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by EXCEL or FULLCIRCLE shall not constitute a waiver of the right to pursue other available remedies.

4.02 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.03 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of EXCEL and FULLCIRCLE and its shareholders.

4.04 Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

4.05 FULLCIRCLE shall bear all expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

4.06 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

Executed as of the date first written above.

EXCEL PUBLISHING, INC. FULLCIRCLE REGISTRY, INC.

By: __________________________ By: _________________________

Steven L. White, President James A. Reskin, CEO

The undersigned hereby approves the Agreement and Plan of Reorganization with EXCEL PUBLISHING, INC. The undersigned hereby represents and warrants that the undersigned has read the Agreement and Plan of Reorganization with EXCEL PUBLISHING, INC. and understands its terms and conditions.

Shareholders of FULLCIRCLE REGISTRY, INC.

_________________________________________________ Date:_____________________________

_________________________________________________ Date:_____________________________

_________________________________________________ Date:_____________________________

_________________________________________________ Date:_____________________________

_________________________________________________ Date:_____________________________

_________________________________________________ Date:_____________________________

EXHIBIT A

Name of Shareholder Number of Excel Publishing, Inc. Shares

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

PURCHASER: _______________________________ (Please Print)

ISSUER: Excel Publishing, Inc. (Referred to hereinbelow as the "Company")

SECURITY: Common Stock, par value $.001

QUANTITY: _______________ Shares

In connection with the purchase of the above-listed Securities of the Company, I, the purchaser represent to the Company the following:

(1) Investment. I am aware of the Company's business affairs and financial condition. I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933 (as Amended). These securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein. In this connection I understand that, in view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for the period of one year or any other fixed period in the future.

(2) Restrictions on Transfer Under Securities Act. I further acknowledge and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

(3) Sales Under Rule 144. I am aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non- public offering subject to the satisfaction of certain conditions, including: (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a " market maker," and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

(4) Limitations on Rule 144. I further acknowledge and understand that the Company is not now, and at any time I wish to sell the Securities may not be, satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period had been satisfied.

(5) Sales Not Under Rule 144. I further acknowledge that, if all the requirements of Rule 144 are not met, then Regulation A, or some other registration exemption will be required; and that, although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion (i) that persons proposing to sell private placement securities other than in a registered offering or exemption from registration is available for such offers or sales, and (ii) that such persons and the brokers who participate in the transactions do so their own risk.

(6) Stop Transfer Instructions. I further understand that stop transfer instructions will be in effect with respect to the transfer of the Securities consistent with the above.

(7) Additional Representations and Warranties. In addition, I represent and warrant:

(I) That I have had the opportunity to ask questions of, and receive answers from, the Company ( or any person acting on its behalf) concerning the Company and my proposed investment in the Securities;

(ii) That I have concluded that I have sufficient information upon which to base my decision to acquire the Securities;

(iii) That I have made my own determination of the value of the Securities and have not relied upon any statements, representations or warranties of the Company regarding the value of the Securities or the business prospects of the Company;

(iv) That I understand that in acquiring the Securities, I am making a highly speculative investment with the knowledge that the Company is in the initial stages of development;

(v) That I am capable of bearing the economic risk and burdens of the investment, the possibility of complete loss of all of the investment, and the possible inability to readily liquidate the investment due to the lack of public market; and

(vi) That I understand that, in selling and transferring the Securities, the Company had relied upon an exemption from the registration requirements of the Securities Act and that, in an attempt to effect compliance with all the conditions of such exemption, the Company is relying in good faith upon all of my foregoing representations and warranties.

SIGNATURE OF PURCHASER

_______________________________ Date: _______________

Address: ______________________________

______________________________